FOR IMMEDIATE RELEASE




FROM: Triathlon Broadcasting Company                    CONTACT:
      Symphony Towers                                   The Sillerman Companies
      Suite 1920                                        650 Madison Ave
      750 B Street                                      New York, NY  10022
      San Diego, CA  92101                              Attn: Timothy J Klahs
                                                        Tel: 212-407-9126
                                                        Fax: 212-702-0126





                TRIATHLON BROADCASTING ANNOUNCES YEAR-END RESULTS
                 NET REVENUES UP 21%, BROADCAST CASH FLOW UP 36%



SAN DIEGO, March 22, 1999 -- Triathlon Broadcasting Company (NASDAQ: TBCOA) today announced results for the year ended December 31, 1998.

Net revenues increased 21% to a level of $40.6 million compared to $33.6 million in the previous year. Similarly, 1998 broadcast cash flow (defined as net revenues less station operating expenses) grew 36% to a level of $13.9 million versus $10.2 million in 1997. For the quarter ended December 31, 1998, net revenues increased 12% to approximately $11.9 million while broadcast cash flow grew 35% to approximately $4.6 million.

On a pro forma basis, assuming all stations owned and operated as of December 31, 1998 were owned for all periods reported, 1998 revenues would have increased 9% over the previous year, and broadcast cash flow would have increased approximately 26% over last year.




                                    - more -


                                      34
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Norman Feuer, President and Chief Executive Officer of Triathlon, said, "We have again posted record results for the latest quarter and for the year. We are especially pleased to achieve both significant growth and substantial margin improvement simultaneously. We note that our pro forma margins grew more than 4 points from 29.8% to 34.1%. We are especially gratified by our efforts in the West. In Colorado Springs, we experienced exceptional growth posting a revenue gain of 38% and cash flow increase of 87% for the quarter. Similarly, in Tri Cities, our stations also had impressive gains with pro forma fourth quarter revenue growth of 24% and cash flow increase of 134%. While 1998 was an extremely successful year by any measure, we hope to continue this kind of performance into the future."

As previously announced, the company will hold a special meeting on March 24, 1999 at 10:00 a. m. local time at the offices of Winston & Strawn, 200 Park Avenue, 41st Floor, New York, NY to vote on adopting the merger agreement with Capstar Radio Broadcasting Partners, Inc. As of today, based on signed shareholder lock-up agreements with certain inside shareholders and revocable proxies received in hand, it is anticipated that the merger will be approved.


The Company presently owns, operates, or provides services to thirty-two radio stations in six markets in the western United States:

                  - station list and financial tables follow -


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Wichita, KS                                       Colorado Springs, CO
-----------                                       ---------------------
     KRBB-FM                                           KSPZ-FM
     KWSJ-FM                                           KVUU-FM
     KEYN-FM                                           KVOR-AM
     KZSN-FM                                           KTWK-AM
     KQAM-AM
     KFH-AM                                       Spokane, WA
                                                  -----------
                                                       KCDA-FM*
Lincoln, NE                                            KKZX-FM
-----------                                            KISC-FM
     KIBZ-FM                                           KNFR-FM
     KKNB-FM                                           KEYF-FM
     KZKX-FM                                           KUDY-AM
     KTGL-FM                                           KAQQ-AM
                                                       KEYF-AM
Omaha, NE
---------
     KTNP-FM
     KXKT-FM                                      Tri-Cities, WA
     KGOR-FM                                      --------------
     KFAB-AM                                           KEGX-FM
                                                       KNLT-FM**
                                                       KIOK-FM
                                                       KTCR-AM
                                                       KALE-AM
                                                       KUJ-FM**

-------------------------------------------------------------------------------

*        Joint Sales Agreement
**       Local Marketing Agreement





















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                 Triathlon Broadcasting Company and Subsidiaries

                      Consolidated Statements of Operations



                                                                           YEAR ENDED DECEMBER 31

                                                                   1996               1997               1998
                                                            ------------------ ------------------ -------------------
   Broadcast revenues                                              $21,199,549        $37,173,722         $45,024,865
   Less agency commissions                                          (2,236,448)        (3,532,530)         (4,442,292)
                                                            ------------------ ------------------ -------------------
   Net revenues                                                     18,963,101         33,641,192          40,582,573

   Operating expenses:
     Station operating expenses                                     13,678,117         23,414,919          26,727,063
     Depreciation and amortization                                   1,426,759          4,134,523           4,794,393
     Corporate expenses                                              1,719,283          2,068,085           2,077,139
     Deferred compensation                                             365,992            389,759             141,250
     DOJ information request costs                                     300,000                  -                   -
                                                            ------------------ ------------------ -------------------
   Total operating expenses                                         17,490,151         30,007,286          33,739,845
                                                            ------------------ ------------------ -------------------

   Income from operations                                            1,472,950          3,633,906           6,842,728

   Interest expense                                                 (2,581,423)        (4,766,153)         (5,994,459)
   Interest income                                                     729,403            401,294              66,810
   Other expense (includes approx. $ 1 million in merger              (59,766)          (137,572)         (1,192,755)
   related expenses for 1998)                               ------------------ ------------------ -------------------

   Loss before extraordinary item                                     (438,836)          (868,525)           (277,676)
   Extraordinary item                                                 (320,000)          (958,080)                  -
                                                            ------------------ ------------------ -------------------

   Net loss                                                           (758,836)        (1,826,605)           (277,676)
   Preferred stock dividend requirement                              4,414,523          5,507,296           5,507,296
                                                            ------------------ ------------------ -------------------

   Net loss applicable to common stock                              (5,173,359)        (7,333,901)         (5,784,972)
                                                            ================== ================== ===================

   Loss per common share--basic:
   Loss before extraordinary item                            $           (0.97) $           (1.30) $            (1.18)
   Extraordinary item                                        $           (0.10) $           (0.20)                   -
                                                            ------------------ ------------------ -------------------
   Net loss per common share--basic                          $           (1.07) $           (1.50) $            (1.18)
                                                            ================== ================== ===================

   Weighted average common shares                                    4,841,600          4,882,000           4,893,966
     outstanding--basic
                                                            ================== ================== ===================